                                                                    EXHIBIT 3.12

                                    BYLAWS
                                      OF
                         PINNACLE GAS TREATING,  INC.
                         ----------------------------

                                  ARTICLE ONE

                                    OFFICES

     The Corporation may have, in addition to its registered office in the State of Texas, such other offices and places of business at such locations, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.


                                  ARTICLE TWO

                            STOCKHOLDERS' MEETINGS

     Section 1.  Annual Meetings.  An annual meeting of the stockholders,
                 ---------------
commencing with the year 1997, shall be held at 10:00 a.m. on the second Wednesday in May of each year, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next full business day following, at 10:00 a.m., at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     Section 2.  Special Meetings.  Special meetings of the stockholders, for
                 ----------------
any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors or the holders of at least ten (10) percent of all the shares entitled to vote at the proposed special meeting, unless the Certificate of Incorporation provide for a number of shares greater than or less than ten (10) percent, but not greater than fifty (50) percent, in which event special meetings of the stockholders may be called by the holders of at least the percentage of shares so specified in the Certificate of Incorporation. Only business within the purpose or purposes described in the notice of special meeting of stockholders may be conducted at the meeting.

     Section 3.  Place of Meetings.  Meetings of stockholders shall be held at
                 -----------------
such places, within or without the State of Texas, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4.  Voting List. The officer or agent having charge of the share
                 -----------
transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer records or to vote at any meeting of stockholders.

     Section 5.  Notice of Meetings.  Written or printed notice stating the
                 ------------------
place, day and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the body, officer or person calling the meeting, to each stockholder entitled to vote at the meeting.

     Section 6.  Quorum of Stockholders.  The holders of a majority of the
                 ----------------------
shares entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of stockholders for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the stockholders represented in person or by proxy at a meeting of stockholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.

With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute, the Certificate of Incorporation or these Bylaws, in which case the vote of such specified portion shall be requisite to constitute the act of the meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, once a quorum is present at a meeting of stockholders the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

     Section 7.  Voting of Shares.  Each outstanding share of capital stock,
                 ----------------
regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as and to the extent otherwise provided by statute or by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such stockholder. A telegram, telex, cablegram or similar transmission by the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of this Section 7. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under Texas General Corporation Law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

     Section 8.  Action Without a Meeting.  Any action required to be taken at
                 ------------------------
any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. A telegram, telex, cablegram or similar transmission by a stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this Section 8.

     Section 9.  Telephone Meetings.  Subject to the provisions of applicable
                 ------------------
law and these Bylaws regarding notice of meetings, stockholders may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.


                                 ARTICLE THREE

                              BOARD OF DIRECTORS

     Section 1.  Management of the Corporation.  The powers of the Corporation
                 -----------------------------
shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2.  Number and Qualifications.  The Board of Directors shall
                 -------------------------
consist of three (3) directors, which number may be increased or decreased from time to time by amendment to these Bylaws; provided, however, that at no time shall the number of directors be less than one (1), and no decrease shall have the effect of shortening the term of any incumbent director. None of the directors need be stockholders of the Corporation or residents of the State of Texas.

     Section 3.  Election and Term of Office.  At each annual meeting of
                 ---------------------------
stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

     Section 4.  Removal; Filling of Vacancies.  Any or all of the directors may
                 -----------------------------
be removed, either for or without cause, at any meeting of stockholders called expressly for that purpose, by the affirmative vote, in person or by proxy, of the holders of a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring in the Board of Directors, resulting from the death, resignation, retirement, disqualification or removal from office of any director, or otherwise than as the result of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or may be filled by election at any annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of any increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one (1) or more directors by the stockholders, or may be filled by election at any annual or special meeting of the stockholders called for that purpose; provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of stockholders.

     Section 5.  Place of Meetings.  Meetings of the Board of Directors, annual,
                 -----------------
regular or special, may be held either within or without the State of Texas.

     Section 6.  Annual Meetings.  The first meeting of each newly elected Board
                 ---------------
of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     Section 7.  Regular Meetings.  Regular meetings of the Board of Directors,
                 ----------------
of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any and all business may be transacted at any regular meeting.

     Section 8.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board or the President on twenty-four (24) hours' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 9.  Quorum of and Action by Directors.  At all meetings of the
                 ---------------------------------
Board of Directors the presence of a majority of the number of directors fixed by or in the manner provided in these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Certificate of Incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

     Section 10.  Action Without a Meeting.  Unless otherwise restricted by the
                  ------------------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 11.  Telephone Meetings.  Subject to the provisions of applicable
                  ------------------
law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

     Section 12.  Interested Directors and Officers.  No contract or transaction
                  ---------------------------------
between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the

Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 13.  Directors' Compensation.  The Board of Directors shall have
                  -----------------------
authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


     Section 14.  Advisory Directors.  The Board of Directors may appoint such
                  ------------------
number of advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office for the term for which he is elected or until his earlier death, resignation, retirement or removal by the Board of Directors. The advisory directors may attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to the advisory directors and the advisory directors shall not be considered in determining whether a quorum of the Board of Directors is present. The advisory directors shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board of Directors; however, the advisory directors shall not be entitled to vote on any matter presented to the Board of Directors.

                                 ARTICLE FOUR

                                    NOTICES

     Section 1.  Manner of Giving Notice.  Whenever under the provisions of the
                 -----------------------
statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any committee member, director or stockholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such member, director or stockholder at his address as it appears on the records or (in the case of a stockholder) the share transfer records of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered when the same shall be thus deposited in the United States mail as aforesaid.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
to any committee member, director or stockholder of the Corporation under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 3.  When Notice Not Required.  Any notice required to be given to
                 ------------------------
any stockholder under any provision of the statutes, the Certificate of Incorporation or these

Bylaws need not be given to the stockholder if: (1) notice of two (2) consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two
(2)) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12)-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.


                                 ARTICLE FIVE

                              EXECUTIVE COMMITTEE

     Section 1.  Constitution and Powers.  The Board of Directors, by resolution
                 -----------------------
adopted by affirmative vote of a majority of the number of directors fixed by or in the manner provided in these Bylaws, may designate one (1) or more directors (with such alternates, if any, as may be deemed desirable) to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the authority and powers of the Board of Directors in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by the Texas General Corporation Law or other applicable law, the Certificate of Incorporation or these Bylaws is required or specified to be taken by vote of a specified proportion of the number of directors fixed by or in the manner provided in these Bylaws, or by the Board of Directors, as such. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. So far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed by the Board of Directors at its first meeting after each annual meeting of stockholders and, unless sooner discharged by affirmative vote of a majority of the number of directors fixed by or in the manner provided in these Bylaws, shall hold office until their respective successors are appointed and qualify or until their earlier respective deaths, resignations, retirements or disqualifications.

     Section 2.  Meetings.  Regular meetings of the Executive Committee, of
                 --------
which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any two (2) members thereof at any time on twenty-four
(24) hours' notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Committee, at each meeting thereof, may designate one of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify.

     Section 3.  Records.  The Executive Committee shall keep a record of its
                 -------
acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant

Secretary, shall act as secretary of the Executive Committee, or the Committee may, in its discretion, appoint its own secretary.

     Section 4.  Vacancies.  Any vacancy in the Executive Committee may be
                 ---------
filled by affirmative vote of a majority of the number of directors fixed by or in the manner provided in these Bylaws.

                                 ARTICLE SIX

                  OTHER COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors may, by resolution adopted by affirmative vote of a majority of the number of directors fixed by or in the manner provided in these Bylaws, designate one (1) or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors or the Executive Committee.



                                 ARTICLE SEVEN

                        OFFICERS, EMPLOYEES AND AGENTS;
                               POWERS AND DUTIES

     Section 1.  Elected Officers.  The elected officers of the Corporation
                 ----------------
shall be a Chairman of the Board, a President, one (1) or more Executive Vice Presidents as may be determined from time to time by the Board (and in case of each such Executive Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), one (1) or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer. None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors.

     Section 2.  Election.  So far as is practicable, all elected officers shall
                 --------
be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

     Section 3.  Appointive Officers.  The Board of Directors may also appoint
                 -------------------
one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board or by the Executive Committee.

     Section 4.  Two or More Offices.  Any two (2) or more offices may be held
                 -------------------
by the same person.


     Section 5.  Compensation.  The compensation of all officers of the
                 ------------
Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

     Section 6.  Term of Office; Removal; Filling of Vacancies. Each elected
                 ---------------------------------------------
officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 7.  Chairman of the Board.  The Chairman of the Board shall preside
                 ---------------------
when present at meetings of the stockholders and of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

     Section 8.  President.  The President shall be the chief executive officer
                 ---------
of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the event of the absence or disability of the Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the stockholders and of the Board of Directors. He shall have power and general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. In the event of the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Executive Committee or the Board of Directors.

     Section 9.   Executive Vice Presidents and Vice Presidents.  Each Executive
                  ---------------------------------------------
Vice President and each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.

     Section 10.  Secretary.  The Secretary shall see that notice is given of
                  ---------
all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation. In the event of the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

     Section 11.  Assistant Secretaries.  Each Assistant Secretary shall
                  ---------------------
generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

     Section 12.  Treasurer.  The Treasurer shall have the care and custody of
                  ---------
all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors or the Executive Committee; shall advise upon all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation. In the event of the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.

     Section 13.  Assistant Treasurers.  Each Assistant Treasurer shall
                  --------------------
generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.

     Section 14.  Additional Powers and Duties.  In addition to the foregoing
                  ----------------------------
especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Incorporation or these Bylaws, or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                 ARTICLE EIGHT

                        SHARES AND TRANSFERS OF SHARES

     Section 1.  Certificates Representing Shares. Certificates in such form as
                 --------------------------------
may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificate of Incorporation and these Bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Texas, the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles.

     Section 2.  Lost Certificates.  The Board of Directors, the Executive
                 -----------------
Committee, the President or such other officer or officers or any agent of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or any such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3.  Transfers of Shares.  Shares of the Corporation shall be
                 -------------------
transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. If a certificate representing shares is presented to the Corporation or the transfer agent of the Corporation with a request to register transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer, cancel the old certificate and issue a new certificate if:

     (a)  the certificate is duly endorsed;

     (b) reasonable assurance is given that those endorsements are genuine and effective;

     (c) the Corporation has no duty as to adverse claims or has discharged the duty;

     (d) any applicable law relating to the collection of taxes has been complied with; and

     (e)  the transfer is in fact rightful or is to a bona fide purchaser.


     Section 4.  Registered Stockholders.
                 -----------------------

     (a) Unless otherwise provided in the Texas General Corporation Law or other applicable law, (1) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting or giving proxies with respect to those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent, exercising or waiving any preemptive right or entering into any agreements with respect to those shares, and (2) neither the Corporation nor any of its directors, officers, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

     (b) When shares are registered in the share transfer records of the Corporation in the names of two or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that a party or parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm or corporation (including the surviving joint owner or owners individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares.


                                 ARTICLE NINE

                                INDEMNIFICATION

     The Corporation shall indemnify a director or officer of the Corporation against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was such a director or officer, as the case may be, if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding, unless such indemnification is limited by the Certificate of Incorporation.

     The Corporation may indemnify a person who was, is, or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the Corporation, or (although such person neither is nor was an officer, employee or agent of the Corporation) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation for profit subject to the provisions of the Texas General Corporation Law, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding to the maximum extent permitted, and in the manner prescribed, by the Texas General Corporation Law or other applicable law, except as limited by the Certificate of Incorporation, if such a limitation exists.

     The Corporation may advance expenses to directors, officers, employees and agents of the Corporation, and other persons serving at the request of the Corporation (as provided above in this Article), to the maximum extent permitted, and in the manner prescribed, by the Texas General Corporation Law or other applicable law.

     The Corporation may purchase and maintain insurance or establish and maintain another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation for profit subject to the provisions of the Texas General Corporation Law, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws or by statute. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Corporation.

     Without limiting the power of the Corporation to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be purchased, procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     Any indemnification of or advance of expenses to a director in accordance with this Article or the provisions of any statute shall be reported in writing to the stockholders with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     These indemnification provisions shall inure to each of the directors, officers, employees and agents of the Corporation, and other persons serving at the request of the Corporation (as provided above in this Article), whether or not the claim asserted against him is based on matters that antedate the adoption of this Article, and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any rights to which he may be entitled.

     For purposes of this Article, (1) the term "expenses" includes court costs and attorneys' fees, (2) the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding and (3) the term "director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation for profit subject to the provisions of the Texas General Corporation Law, corporation for profit organized under laws other than the laws of Texas, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.


                                  ARTICLE TEN

                                 MISCELLANEOUS

     Section 1.  Distributions and Share Dividends.  Distributions in the form
                 ---------------------------------
of dividends and share dividends on the outstanding shares of the Corporation, subject to any restrictions in the Certificate of Incorporation and to the limitations imposed by the statutes, may be declared by the Board of Directors at any regular or special meeting. Distributions in the form of dividends may be declared and paid in cash, in property, or in evidences of the Corporation's indebtedness, or in any combination thereof, and may be declared and paid in combination with share dividends. Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for the distribution or to his heirs, successors or assigns.

     Section 2.  Reserves.  The Corporation may, by resolution of the Board of
                 --------
Directors, create a reserve or reserves out of its surplus or designate or allocate any part or all of its surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

     Section 3.  Signature of Negotiable Instruments.  All bills, notes, checks
                 -----------------------------------
or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

     Section 4.  Fiscal Year.  The fiscal year of the Corporation shall be fixed
                 -----------
by resolution of the Board of Directors.

     Section 5.  Seal.  The seal of the Corporation shall be in such form as
                 ----
shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

     Section 6.  Loans and Guaranties.  The Corporation may lend money to,
                 --------------------
guaranty obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

     Section 7.  Closing of Share Transfer Records and Record Date.  For the
                 -------------------------------------------------
purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders), the Board of Directors may provide that the share transfer records of the Corporation shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case not to be more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. The record date for determining stockholders entitled to call a special meeting is the date the first stockholder signs the notice of that meeting. When a determination of stockholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

     Unless a record date shall have previously been fixed or determined pursuant to this Section 7, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas General Corporation Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     Section 8.  Surety Bonds.  Such officers and agents of the Corporation (if
                 ------------
any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

     Section 9.  Gender.  Words of any gender used in these Bylaws shall be
                 ------
construed to include each other gender, unless the context requires otherwise.


                                ARTICLE ELEVEN

                                  AMENDMENTS

     These Bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present or by unanimous written consent of all the directors, unless (1) by statute or the Certificate of Incorporation the power is reserved exclusively to the stockholders in whole or in part, or (2) the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Certificate of Incorporation or a bylaw adopted by the stockholders provides otherwise as to all or some portion of the Corporation's Bylaws, the stockholders may amend, repeal or adopt the Corporation's Bylaws even though the Corporation's Bylaws may also be amended, repealed or adopted by the Board of Directors.